Exhibit 10.2

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

- among -

INFOCOMM ASIA HOLDINGS PTE. LTD.

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GIGAMEDIA ASIA PACIFIC LIMITED

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SPRING ASIA LIMITED

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ROLAND ONG TOON WAH

JULY 2, 2012

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into and made by and between the following parties on July 2, 2012 (the “Execution Date”):

INFOCOMM ASIA HOLDINGS PTE. LTD., (Company Registration Number 200414772H), a private company limited by shares incorporated in Singapore with its registered office at 35 Tai Seng Street #01-01, Tata Communications Exchange, Singapore 534103 (the “Purchaser”);

GIGAMEDIA ASIA PACIFIC LIMITED, (IBC Number 1068168), a company incorporated in the British Virgin Islands and having its registered office at Overseas Management Company Trust (B.V.I.) Ltd., OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (the “Selling Shareholder”);

SPRING ASIA LIMITED, (Certificate of Incorporation No. 601937), a business company incorporated in the British Virgin Islands (the “BVI”) and having its registered office at Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Company”); and

ROLAND ONG TOON WAH (NRIC No. S1713456F) of 21 Elliot Walk, Singapore 458675 (“Roland”),

(each, a “Party” and collectively, the “Parties”)

WHEREAS,

(i) Game First International Corporation (Company Registration Number 27750814) (“GFI”) is a company organized and existing under the laws of the Republic of China (“ROC”) with its registered office at 2F, 97, Sec. 2, Nam Kang Road, Taipei 115, Taiwan, ROC;

(ii) The Selling Shareholder owns 100% of the issued shares in the Company with a par value of US$1.00 each, and the Company owns a total of 7,198,875 ordinary shares of GFI (being 30% of the entire issued and paid-up share capital of GFI), par value NT$10.00 (New Taiwan Dollars) per share; and

(iii) The Selling Shareholder wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Selling Shareholder, 100% of the issued shares in the Company (the “Purchase Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

EXECUTION VERSION

SECTION 1 DEFINITIONS

“Articles” means the articles of association of the Company as may be further amended from time to time;

“Business Day” means any day of the year on which banking institutions in Singapore, Taiwan and the British Virgin Islands are generally open to the public for conducting business and are not required or authorized to close;

“Companies Act” means the Companies Act, Chapter 50 of Singapore;

“Company Secretary” means Portcullis TrustNet (Singapore) Pte Ltd (Co Reg.No. 198900404M), with its office at 6 Temasek Boulevard, #09-05 Suntec Tower Four, Singapore 038986;

“Escrow Agent” means Trident Trust Company (Singapore) Pte. Limited, with its office at 96 Robinson Road, #16-01 SIF Building, Singapore 068899;

“Encumbrance” shall mean any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire option or right of pre-emption) or any mortgage, lien, pledge, charge, assignment, hypothecation, security interest, title retention or any other security, claim, agreement or arrangement of whatsoever nature;

“MCIL” shall mean Management Capital International Limited, a company incorporated in the British Virgin Islands and having its registered office at Portcullis Trustnet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands;

“Purchase Shares” has the meaning set forth in recital (iii) above;

“IAH Share Purchase Agreement” means a share purchase agreement entered into by and among the Selling Shareholder, MCIL, Roland and the Purchaser as of the same date of this Agreement on the terms and subject to the conditions set out therein;

“Transfer Agent” means Portcullis TrustNet (Singapore) Pte Ltd, with its office at 6 Temasek Boulevard, #09-05 Suntec Tower Four, Singapore 038986;

“US$” shall mean the lawful currency of the United States of America; and

“Whitewash Approval” means the approval of the shareholders of the Purchaser for the provision of financial assistance (within the meaning of Section 76 of the Companies Act) by the Purchaser to MCIL in relation to the security to be created under the Share Charge (as defined herein).

EXECUTION VERSION

SECTION 2 AGREEMENT TO PURCHASE AND SELL

2.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Selling Shareholder, and the Selling Shareholder shall sell to the Purchaser, the Purchase Shares for an amount as set out in Section 2.2 below. Subject to completion of the obligations of each of the Purchaser and Roland under Section 3.3(A) below, the transfer and delivery of the Purchase Shares in accordance with this Agreement shall convey good title to the Purchase Shares, free and clear from any and all Encumbrances (as defined herein), and with all rights, benefits, entitlements and advantages attached or accruing to them on and from the Closing (as defined herein).

2.2 Purchase Price. The total purchase price to be paid by the Purchaser to the Selling Shareholder for the Purchase Shares (“Purchase Price”) shall be US$3,000,000 (tax exclusive).

2.3 Payment of the Purchase Price. The Purchase Price shall be paid by the Purchaser in four (4) equal installments of US$750,000 each, payable as follows:

(i) the first installment of US$750,000 (“First Installment”) to be paid on the Execution Date; and

(ii) the remaining installments to be paid upon at three (3) month intervals following the Execution Date, that is, on or prior to each of October 2, 2012, January 2, 2013, and April 2, 2013 (each an “Installment Payment Date”), in cash via wire transfer of immediately available funds into the following bank account or other account designated by the Selling Shareholder:

Bank name: CITIBANK TAIWAN LIMITED

Bank address: NO 1 SONGJHIH ROAD, HSINYI DIST TAIPEI 110, TAIWAN REPUBLIC OF CHINA

Account holder: GigaMedia International Holdings Limited

Account number: 5048937502

SWIFT code: CITITWTX

Any one of the installments may be paid before the relevant Installment Payment Date at the sole discretion of the Purchaser or Roland.

2.4 Grace Period for Payment. The Selling Shareholder agrees to grant the Purchaser a 90 calendar day grace period for each Installment Payment Date if the Purchaser communicates to the Selling Shareholder that it has a reasonable reason to delay a payment and such request shall not be unreasonably withheld or denied. The Selling Shareholder as chargee shall only be entitled to enforce the Share Charge (as defined below) with regard to the Purchase Shares in proportion and undertake such similar enforcement action with regard to the GFI’s shares held by the Company upon the expiry of 90 calendar days from each relevant Installment Payment Date. Interest shall accrue on the overdue amount from the relevant Installment Payment Date up to the date of actual payment at a rate equivalent to the prevailing 1 month SIBOR as at each relevant Installment Payment Date plus 1 percent.

EXECUTION VERSION

2.5 Cancellation of Put and Call Options. The Purchaser and the Selling Shareholder agree to cancel the call option and the put option (collectively, the “Put and Call Options”) granted to each of the Purchaser and the Selling Shareholder, respectively, pursuant to a share purchase agreement entered into between the Purchaser and the Selling Shareholder on April 30, 2010 (the “Old SPA”). Upon execution of this Agreement and subject to Closing, the Put and Call Options and all other ancillary rights and obligations pertaining to the Put and Call Options under the Old SPA shall be terminated.

SECTION 3 CLOSING; DELIVERY; PRE-CLOSING

3.1 The Pre-Closing. The Parties will arrange for a pre-closing (the “Pre-Closing”) on the same day as the planned Closing Date (defined below) or such other day as may be agreed between the Parties. During the Pre-Closing, the Purchaser and Roland shall execute and register the share transfer form and relevant resolutions in relation to the sale of the Company’s shares from the Purchaser to the Selling Shareholder as provided in the Old SPA and the issuance by the Company of a new share certificate in respect of such shares.

3.2 Closing. Subject to the satisfaction of the conditions precedents set out in this Section 3, the completion of the transfer of the Purchase Shares (the “Closing”) shall take place at the office of the Transfer Agent, on August 16, 2012 (the “Closing Date”), or at such other place and time as the Parties may mutually agree in writing. Upon the Closing, all the rights and benefits attached to and in relation to the Purchase Shares (including but not limited to the dividends attributable to the Purchase Shares if any) as at the Closing Date shall be transferred from the Selling Shareholder to the Purchaser.

3.3 Conditions Precedent to Closing. The obligations of the Parties under this Agreement are subject to the following conditions:

(A) Execution and registration by the Purchaser and Roland of a share transfer instrument and relevant resolutions to approve the transfer of shares in the Company from the Purchaser to the Selling Shareholder as provided in the Old SPA and issuance by the Company of a new share certificate in respect of such shares in the name of the Selling Shareholder as well as the cancellation of the old share certificate in the name of the Purchaser;

(B) Execution and registration by the Purchaser and Roland of a share charge (the “Share Charge”) in an agreed form attached as a schedule to this Agreement to charge all of the Purchase Shares to the Selling Shareholder and the entry of a notation in the register of members of the Company relating to the Share Charge;

EXECUTION VERSION

(C) Delivery by the Purchaser and Roland of the following documents to the Escrow Agent for escrow until all of the Purchase Shares have been released from the Share Charge:

(i) duly executed undated share transfer forms in respect of the charged Purchase Shares in favor of the Selling Shareholder as chargee, in an agreed form attached as a schedule to the Share Charge;

(ii) all of the share certificates representing the charged Purchase Shares;

(iii) evidence of filing of the register of members of the Company with the BVI Registry of Corporate Affairs bearing the notation referred to in Section 3.3(B) above;

(iv) an executed undated irrevocable proxy made in respect of the charged Purchase Shares in favor of the Selling Shareholder as chargee in respect of all general meetings of the Company, in an agreed form attached as a schedule to the Share Charge;

(v) executed but undated letters of resignation and release together with letters of authority from Roland as sole director of the Company, in an agreed form attached as a schedule to the Share Charge;

(vi) an undertaking from the Company to register transfers of the charged Purchase Shares to the Selling Shareholder as chargee, in an agreed form attached as a schedule to the Share Charge; and

(vii) a covenant from the Purchaser as chargor to covenant with the Selling Shareholder that it will procure any amendment to the memorandum and articles of association of the Company that is necessary or desirable in order to give effect to the terms of the Share Charge;

(D) Delivery by the Company and Roland of all of the share certificates representing 30% of the issued and outstanding shares of GFI held by the Company to the Escrow Agent for escrow until all of the Purchase Price has been fully paid by the Purchaser in accordance with this Agreement;

(E) The IAH Share Purchase Agreement shall have been duly executed, registered and delivered and shall remain in full force and effect;

(F) The Whitewash Approval having been obtained and the whitewash procedures required to be implemented by the Purchaser under Section 76(9B) of the Companies Act having been completed;

(G) The representations and warranties set out in Section 4, Section 4A and Section 5 of this Agreement continuing to be true and accurate as of the Closing Date;

EXECUTION VERSION

(H) Each Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(I) Satisfaction of all the condition precedents set out in Section 3 of the IAH Share Purchase Agreement; and

(J) Execution and delivery by the Purchaser of a notification letter (the “Notification Letter”) in an agreed form attached as a schedule to this Agreement to the Company Secretary indicating that Ms. Jennifer Tseng and Ms. Chen Li have been added as the contact persons of the Company for and only for the following matters: change of directors, transfer of the shares, and issue of new shares of the Company.

3.4 Delivery at the Closing.

(A) At the Closing, the Selling Shareholder shall deliver the following items to the Purchaser:

(i) The duly executed share transfer form in respect of the Purchase Shares, together with four duly issued share certificates in respect of the Purchase Shares, each share certificate representing one fourth of the Purchase Shares and the register of members of the Company showing the Purchaser as the holder of the Purchase Shares.

(B) At the Closing, the Purchaser shall pay the First Installment to the Selling Shareholder against receipt of the deliverables listed in Section 3.4(A) hereof. Upon receipt of the deliverables listed in Section 3.4(A) hereof, the Purchaser shall issue a written receipt acknowledging such receipt to the Selling Shareholder.

3.5 Release of Share Charge. Immediately upon payment to the Selling Shareholder of each installment of the Purchase Price, as provided for in Section 2.3 above, at Closing and on each Installment Payment Date, the Selling Shareholder shall instruct the Escrow Agent to release the Share Charge as follows:

(a) 25% of the charged Purchase Shares will be released from the Share Charge upon payment of the First Installment;

(b) another 25% of the charged Purchase Shares will be released from the Share Charge upon payment of the second installment of US$750,000;

(c) another 25% of the charged Purchase Shares will be released from the Share Charge upon payment of the third installment of US$750,000; and

(d) the remaining 25% of the charged Purchase Shares will be released from the Share Charge upon payment of the fourth and final installment of US$750,000.

EXECUTION VERSION

For the avoidance of doubt, the release of the charged Purchase Shares shall be accompanied by the release by the Escrow Agent of such necessary documents including, inter alia, the undated share transfer forms and the share certificates corresponding to the relevant released Purchase Shares.

For the avoidance of doubt, upon the payment of the fourth and final installment of US$750,000, all documents delivered to the Escrow Agent for escrow under Section 3.3 shall be released from escrow in full and returned back to the Purchaser within 3 Business Days.

3.6 Simultaneous Completion. Notwithstanding anything to the contrary contained in this Agreement but subject always to the discretion of the Selling Shareholder to waive this requirement, neither the Selling Shareholder nor the Purchaser shall be obliged to complete the sale and purchase of any of the Purchase Shares unless:

(i) the sale and purchase of all the Purchase Shares and the IAH Share Purchase Agreement are effected simultaneously; and

(ii) each of the IAH Share Purchase Agreement and this Agreement shall be in full force and effect as at Closing and not terminated or rescinded prior to Closing.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER

The Selling Shareholder hereby represents and warrants to the Purchaser that each of the following statements in this Section 4 is true, correct, complete and not misleading as of the date hereof and as of the Closing Date:

4.1 Purchase Shares. Subject to completion of the obligations of each of the Purchaser and Roland under Section 3.3(A) above, the Purchase Shares are free from all Encumbrances and are fully paid-up or credited as fully paid-up. Subject to completion of the obligations of each of the Purchaser and Roland under Section 3.3(A) above, the Selling Shareholder is the sole legal and beneficial owner of the Purchase Shares and is entitled and able to transfer legal and beneficial title to such Purchase Shares according to the law and on the terms and conditions set out in this Agreement.

4.2 Due Authorization. All corporate actions by the Selling Shareholder necessary for the authorization, execution and delivery of, and the performance of any and all obligations of the Selling Shareholder under this Agreement and all other agreements, instruments and documents executed and delivered in connection with the transactions contemplated hereby (the “Ancillary Agreements”), have been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by the Selling Shareholder, are valid and legally binding obligations of the Selling Shareholder, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

EXECUTION VERSION

4.3 No Conflicts. The execution and delivery of this Agreement and any and all Ancillary Agreements by the Selling Shareholder and the performance of its respective obligations hereunder and thereunder will not result in (i) any conflict with the certificate of incorporation, by-laws or other constitutive documents of the Selling Shareholder, or (ii) any breach or violation of, conflict with or default under any applicable law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other agreements or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound.

4.4 Litigation. There are no actions pending against or affecting the Selling Shareholder in any court or before any arbitrator of any kind or before or by any governmental authority which would affect the transactions contemplated herein and the Selling Shareholder has not received written notice of any such actions.

4.5 Governmental Consents. Any consent, approval or authorization of, or registration or filing with, any governmental agency or authority required for the execution and delivery by the Selling Shareholder of this Agreement and the Ancillary Agreements have been obtained prior to the Closing.

SECTION 4A REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parties that the statements in this Section 4A are all true, correct and complete as of the date hereof and as of the Closing Date:

4A.1 Capitalization. The capitalization of the Company immediately prior to the Closing consists of the following:

(a) Purchase Shares. The Purchase Shares constitute the entire issued shares of the Company.

(b) Preference Shares. The Company has no preference shares.

4A.2 Organization, Good Standing and Qualification. The Company has been duly incorporated and is validly existing in good standing under the laws of the British Virgin Islands. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is not a land owning company within the meaning of section 242(5) of the BVI Business Companies Act 2004.

EXECUTION VERSION

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ROLAND

Each of the Purchaser and Roland hereby represents and warrants to the Selling Shareholder that each of the following statements in this Section 5 is true, correct, complete and not misleading as of the date hereof and as of the Closing Date:

5.1 Authorization. All corporate actions by the Purchaser necessary for the authorization, execution and delivery of, and the performance of any and all of its obligations under this Agreement and the Ancillary Agreements have been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by the Purchaser and Roland, constitute valid and legally binding obligations of the Purchaser and Roland, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.2 No Conflicts; Consents and Approvals, etc. The execution and delivery of this Agreement by the Purchaser and Roland and the performance of their respective obligations hereunder will not result in (i) in the case of the Purchaser, any conflict with the memorandum and articles of association of the Purchaser, or (ii) any breach or violation of, conflict with or default under any applicable law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization.

5.3 Financial Capability for Payment. The Purchaser is financially capable of performing all of its obligations herein including but not limited to the payment of the Purchase Price.

5.4 Roland’s Representations and Warranties. Roland shall (a) do all things necessary in order to effect the creation of the Share Charge over the Purchase Shares including but not limited to the filing of the register of members of the Company as described in Section 3.3(C)(iii) above and (b) deliver all of the share certificates of GFI representing 30% of the issued and outstanding shares of GFI held by the Company to the Escrow Agent for escrow until all of the Purchase Price has been fully paid in accordance with this Agreement.

5.5 Governmental Consents. Any consent, approval or authorization of, or registration or filing with, any governmental agency or authority required for the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements have been obtained prior to the Closing.

SECTION 6 UNDERTAKINGS

6.1 Restrictions on Transfer of Purchase Shares. (a) Subject always to Section 6.1(b) below, the Purchaser undertakes not to charge, pledge, sell, realise, transfer or otherwise dispose of any of its interest in any of the Purchase Shares unless the proportion of the Purchase Shares pledged, sold, realized, transferred or disposed of is less than or equal to the proportion which has been released from the Share Charge as provided for in Section 3.5 above.

EXECUTION VERSION

(b) Roland shall procure, until all of the Purchase Price has been fully paid by the Purchaser in accordance with this Agreement: (i) the appointment of new director(s) to the Company to reflect the pro-rata shareholdings of the shareholders of the Company; and (ii) the delivery of the following items to the Escrow Agent for escrow upon the appointment of such new directors:

i. duly executed undated share transfers (where required, to have also been executed by the new directors) in respect of the relevant proportion of the Purchase Shares which has not been released from the Share Charge in the form set out in Schedule 3; and

ii. duly executed undated board resolutions (where required, to have also been executed by the new directors) to approve the transfer of the relevant proportion of the Purchase Shares which has not been released from the Share Charge and to add new director(s) appointed by the Selling Shareholder in substantially the form as set out in Schedule 4.

(c) For the avoidance of doubt, the Selling Shareholder undertakes that it will not appoint any new directors of the Company and/or will not procure the transfer or issue of new shares in the capital of the Company (and shall accordingly ensure that Ms. Jennifer Tseng and/or Ms. Chen Li shall not give any instruction for the Selling Shareholder to appoint such new directors of the Company and/or procure the transfer or issue of new shares in the capital of the Company) unless there has been a failure on the part of the Purchaser to pay an installment of the Purchase Price on the relevant Installment Payment Date. In addition, the Selling Shareholder undertakes to ensure that where Section 6.1(b) is fulfilled such that duly executed undated board resolutions have been delivered to the Escrow Agent, Ms. Jennifer Tseng and/or Ms. Chen Li shall not withhold any legitimate instruction regarding either (aa) the appointment of new directors of the Company by an entity/individual other than the Selling Shareholder, or (bb) the transfer or issue of new shares in the capital of the Company on the instructions by an entity/individual other than the Selling Shareholder.

6.2 Restrictions on Transfer of GFI’s Shares. The Company undertakes that it shall not and the Purchaser undertakes to procure that the Company shall not charge, pledge, sell, realise, transfer or otherwise dispose of any of its interests in the shares in the capital of GFI held by the Company except with the prior written consent of the Selling Shareholder (such consent to be given at the absolute discretion of the Selling Shareholder) until all of the Purchase Price has been fully paid by the Purchaser to the Selling Shareholder in accordance with this Agreement.

6.3 Change of Contact Persons. The Selling Shareholder undertakes to procure the contact persons as provided for in the Notification Letter to inform the Company Secretary that Ms. Jennifer Tseng and Ms. Chen Li shall be removed as the contact persons for the Company upon the full payment of the Purchase Price in accordance with this Agreement and all of the Purchase Shares has been fully released from the Share Charge.

EXECUTION VERSION

SECTION 7 CONFIDENTIALITY

7.1 Confidential Information. For purpose of this Section 7, the term “Confidential Information” shall mean the execution, delivery, performance, any content and very existence of this Agreement and any and all information delivered by a Party to any of the other Parties in connection with the transactions contemplated herein (including the very existence of any of the transactions).

7.2 Non-Disclosure. Without the prior written consent of the disclosing Party, any Party(s) receiving the Confidential Information (i) may not use or disclose to any person any Confidential Information; and (ii) shall make every effort to prevent the use or disclosure of the Confidential Information. The said provisions do not apply to (a) disclosure of Confidential Information to a director or employee of the receiving Party(s) whose function requires him to have the Confidential Information, (b) disclosure of Confidential Information to a professional adviser for the purpose of advising any of the Parties, (c) Confidential Information which has become public knowledge other than, directly or indirectly, through the receiving Party’s breach of this Section 7.2, or (d) disclosure of Confidential Information required by law or any regulation or any competent authorities, or NASDAQ listing requirements; provided, however, that in the above situations (a) and (b) the persons receiving the Confidential Information have undertaken to observe the confidentiality obligations herein. Notwithstanding the foregoing, each Party may make disclosure regarding this Agreement and any other matters as it believes in good faith may be required in order for it to comply with any rule, regulation, requirement or order of the U.S. Securities and Exchange Commission, NASDAQ, the Singapore Government or any other U.S. or Singapore regulatory body.

SECTION 8 MISCELLANEOUS

8.1 Binding Effect; Assignment; Joint and Several. This Agreement shall be binding upon and shall be enforceable by each Party, its successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties. For the avoidance of doubt, notwithstanding any provision herein or elsewhere, the obligations of the Purchaser and Roland under this Agreement shall be on a joint and several basis.

EXECUTION VERSION

8.2 Taxation. The Parties understand and acknowledge that there may be tax implications to the payment of some or all of the monies paid pursuant to this Agreement. The Parties understand and acknowledge that in the event any governmental or taxing authority takes the position that some or all of the monies paid pursuant to this Agreement are taxable or taxable in a different manner than set forth in this Agreement, each party shall be solely responsible for any and all tax obligations that may arise with regard to itself respectively. If any governmental or taxing authority disagrees with how the payment is allocated, such allocation shall not void any other provision of this Agreement. The Parties further warrant and agree to indemnify, secure and hold all other Parties harmless from any of its own costs, assessments, penalties, damages, fees, interest, or any other sums arising from any tax obligations imposed by any governmental or taxing authority as a result of the monies paid pursuant to this Agreement. All payments of fees or other amounts to be made by the Purchaser under this Agreement will be made without deduction or withholding for or on account of any taxes, duties or levies (including but not limited to any taxes, duties or levies on the supply of goods and services). If the Purchaser is required by law to deduct or withhold any taxes, duties or levies, the Purchaser shall pay such additional amounts as shall be necessary in order that the net amounts received by the Selling Shareholder after such deduction or withholding shall equal the amounts which would have been received by the Selling Shareholder (or such other person as it may direct) had no such deduction or withholding been required to be made.

8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Singapore.

8.4 Dispute Resolution. Any dispute relating to or arising from the performance of this Agreement shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such dispute within thirty (30) days of the start of a consultation relating to such dispute, such dispute shall be submitted to the Singapore International Arbitration Centre (“SIAC”) in Singapore for arbitration in accordance with the Arbitration Rules of the SIAC then in force, which rules are deemed to be incorporated by reference into this Agreement. The arbitration shall be conducted in Singapore. The arbitration tribunal shall consist of one arbitrator. The language of the arbitration shall be English. The arbitration award shall be final and legally binding on the Parties in dispute.

8.5 Costs and Expenses. Each of the Parties shall pay all its own costs and expenses incident to its negotiation and entry into this Agreement and any other related agreements or instruments contemplated hereunder or thereunder and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of any counsel and/or accountants that it may have retained. Notwithstanding the foregoing, the Purchaser shall be solely responsible for all the costs and expenses arising out of or in connection with the Whitewash Approval and the Selling Shareholder shall be solely responsible for all the costs and expenses arising out of or in connection with the appointment and use of the Escrow Agent in relation to this Agreement and the IAH Share Purchase Agreement.

EXECUTION VERSION

8.6 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and delivered in person, by courier or by facsimile (along with a copy by certified or registered mail) to the following addresses:

(a)	If to the Purchaser, to:

INFOCOMM ASIA HOLDINGS PTE. LTD.

Address:	35 Tai Seng Street #01-01, Tata Communications Exchange, Singapore 534103

Facsimile:	+65- 6898 8881
Attention:	ROLAND ONG TOON WAH

(b)	If to the Selling Shareholder, to:

GIGAMEDIA ASIA PACIFIC LIMITED
Address:	10F, No. 392 Ruiguang Road, Neihu District
Taipei 11492, Taiwan

Facsimile:	+886-2-2656-8001
Attention:	DIRK CHEN

(c)	If to the Company, to:

SPRING ASIA LIMITED

Address:	35 Tai Seng Street #01-01 Tata Communications Exchange Singapore 534103

Facsimile:	+65 6898 8881
Attention:	ROLAND ONG TOON WAH

(d)	If to Roland, to:

Address:	35 Tai Seng Street #01-01 Tata Communications Exchange Singapore 534103
Facsimile:	+ 65 6898 8881
Telephone:	+65 6309 3008
Attention:	ROLAND ONG TOON WAH

or, in each case, at such other address as may be specified in writing to the other Parties in accordance with the requirements of this Section 8.6. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (x) if by personal delivery or courier, on the day delivered, or (y) if by facsimile, (A) if during business hours on a Business Day, on the day on which such facsimile was sent, or (B) otherwise on the Business Day immediately following the day on which such facsimile was sent, provided that a copy is also sent by certified or registered mail.

EXECUTION VERSION

8.7 Counterparts. This Agreement may be executed in counterparts and signed by the Parties on separate copies or counterparts, all of which taken together shall constitute one and the same instrument. The facsimile transmissions of any executed original document (including without limitation, any page of an original document on which an original signature appears) and/or retransmission of any such facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any Party, the other Parties shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting Party or Parties.

8.8 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable by competent authorities, such determination shall not affect the legal effect of the remaining provisions of this Agreement to the greatest extent permitted by applicable law.

8.9 Further Assurances. Each Party shall from time to time and at all times hereafter make do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

8.10 Third Party Contract Rights. A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement. Notwithstanding any terms of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

(Signature Page)

IN WITNESS WHEREOF the Parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

INFOCOMM ASIA HOLDINGS PTE. LTD.

Signed By:	/s/ Roland Ong
Name:	Roland Ong
Title:	Director

GIGAMEDIA ASIA PACIFIC LIMITED

Signed By:	/s/ John R. Stringer
Name:	John R. Stringer
Title:	Director

SPRING ASIA LIMITED

Signed By:	/s/ Roland Ong
Name:	Roland Ong
Title:	Director

ROLAND ONG TOON WAH

/s/ Roland Ong

Schedule 1

Agreed Form of Share Charge

Schedule 2

Agreed Form of Notification Letter

Schedule 3

SHARE TRANSFER FORM

SPRING ASIA LIMITED

(the “Company”)

TRANSFER OF SHARES

Infocomm Asia Holdings Pte. Ltd. DOES HEREBY SELL, TRANSFER AND ASSIGN to GigaMedia Asia Pacific Limited of Overseas Management Company Trust (B.V.I.) Ltd., OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (IBC Number 1068168)                  shares with a par value of US$1.00 each in the Company, a company registered under the BVI Business Companies Act 2004 (British Virgin Islands).

DATED this              day of          20

Infocomm Asia Holdings Pte. Ltd.

Per:

Agreed and accepted this              day of          20

GigaMedia Asia Pacific Limited

Per:

Schedule 4

SPRING ASIA LIMITED

(Company Registration No. 601937)

DIRECTORS’ RESOLUTIONS IN WRITING PURSUANT TO

THE COMPANY’S ARTICLES OF ASSOCIATION

Adopted this             , 20

The undersigned, being the sole director of SPRING ASIA LIMITED (the “Company”), in accordance with the Articles of Association of the Company (the “Articles of Association”), hereby adopt the following written resolutions:

Whereas, Infocomm Asia Holdings Pte. Ltd. (the “Seller”) has agreed to transfer to GigaMedia Asia Pacific Limited (the “Purchaser”)                  shares representing     % of the issued shares of the Company (the “Purchase Shares”), and the Purchaser has agreed to purchase the Purchase Shares from the Seller, for an valuable consideration (the “Share Purchase”) pursuant to the share purchase agreement entered into between the Purchaser and the Seller (the “Share Purchase Agreement”) dated                     . A copy of the Share Purchase Agreement has been attached as Appendix A to these resolutions. The instrument of transfer relating to the Purchase Shares executed by the Seller and the Purchaser (the “Instrument of Transfer”) has been attached as Appendix B to these resolutions.

Resolved (i) that the form, substance, terms, execution, delivery and performance of the Share Purchase Agreement and the Instrument of Transfer (and the transactions contemplated thereby) be approved; (ii) that the transfer of the Purchase Shares from the Seller to the Purchaser be and is hereby approved; and (iii) that the name of the Purchaser be entered into the Register of Members as holder of the Purchase Shares with immediate effect.

Resolved that              and              be and are hereby appointed as additional directors of the Company with immediate effect, with full powers to represent the Company in all respects, their consents to act having been duly received.

Resolved that Jennifer Tseng and Chen Li be and are hereby authorised and granted full powers to represent the Company in any dealings with the Company’s BVI Registered Agent, including in respect of updating the corporate records and any necessary filings in the BVI.

Resolved that the Common Seal of the Company be affixed onto any other document, instrument, form, certificate, agreement and deed which may be required to be executed by the Company under seal pursuant to or in connection with the Share Purchase Agreement, the Instrument of Transfer, and/or any other document contemplated thereby or by the Share Purchase, and the affixation of the Common Seal be witnessed and attested to by the signature of the directors of the Company.

Resolved that any one director of the Company (or any person authorised by the director of the Company) be and is hereby authorised to do all such acts or things for and on behalf of the Company (including, but not limited to, filing any documents necessary or appropriate with the relevant authorities) as may be deemed necessary, expedient, convenient or desirable in connection with the Share Purchase Agreement, the Instrument of Transfer, and/or any other document contemplated thereby or by the Share Purchase and to sign or execute any document required under or in connection therewith as he may deem necessary, expedient, convenient or desirable, and all prior acts of the directors of the Company or any such person in connection with the Share Purchase Agreement, the Instrument of Transfer, and/or any other document contemplated thereby or by the Share Purchase be and are hereby confirmed, approved, ratified and adopted.

Signed By:

Name:
Position:	Director

Name:
Position:	Director